Exhibit 99.1
Corporate Property Associates 14 Incorporated
Supplemental Information
As of June 30, 2010
As used in this supplemental package, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 14 Incorporated (“CPA®:14”), its consolidated subsidiaries and predecessors, unless otherwise indicated.
Important Note Regarding Non-GAAP Financial Measures
This supplemental package includes non-GAAP measures, including funds from operations (“FFO”), funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package.
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited to our Form 10-K for the year ended December 31, 2009. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA14.com

Corporate Property Associates 14 Incorporated
Reconciliation of Net Income Attributable to CPA®:14 Shareholders to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Net income attributable to CPA®:14 shareholders	$21,419	$18,584	$38,180	$24,568
Adjustments:
Depreciation and amortization of real property	7,582	7,821	15,630	15,819
Loss (gain) on sale of real estate	317	(8,209)	356	(8,611)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	1,557	5,650	6,548	10,221
Gain on sale of real estate	(221)	—	(221)	—
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(574)	(408)	(1,057)	(853)

Total adjustments	8,661	4,854	21,256	16,576

FFO — as defined by NAREIT	30,080	23,438	59,436	41,144

Adjustments:
Gain on extinguishment of debt	—	—	(11,376)	—
Gain on deconsolidation of subsidiary	(12,870)	—	(12,870)	—
Other depreciation, amortization, and non-cash charges	253	(346)	242	68
Straight-line and other rent adjustments	(1,464)	(835)	(3,691)	2,598
Impairment charges	886	—	4,950	—
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
Other depreciation, amortization, and non-cash charges	(302)	(95)	(237)	(277)
Straight-line and other rent adjustments	39	(85)	(23)	(343)
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	88	35	178	52

Total adjustments	(13,370)	(1,326)	(22,827)	2,098

AFFO	$16,710	$22,112	$36,609	$43,242

AFFO per share (a)	$0.22	$0.28	$0.47	$0.54

Weighted average shares outstanding	86,620,060	87,485,222	86,444,481	87,721,704

(a) Numerator for AFFO per share calculation:
AFFO	$16,710	$22,112	$36,609	$43,242
Add: Issuance of shares to an affiliate in satisfaction of fees due	2,014	2,194	4,045	4,414

AFFO numerator in determination of AFFO per share	$18,724	$24,306	$40,654	$47,656

Non-GAAP Financial Disclosure
Funds from Operations, (“FFO”) is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, gains or losses from sales of depreciated real estate assets and extraordinary items, however FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are to be included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income for certain non-cash charges, where applicable, such as gains or losses from extinguishment of debt and deconsolidation of subsidiaries, amortization of intangibles, straight-line rents, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We refer to our modified definition of FFO as “Funds from Operations — as Adjusted,” or AFFO, and we employ it as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies. We exclude these items from GAAP net income, as they are not the primary drivers in our decision-making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. As a result, we believe that AFFO and AFFO per share are useful supplemental measures for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

Corporate Property Associates 14 Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Six months ended June 30,
	2010	2009
Cash flow provided by operating activities — as reported	$44,316	$40,464
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	2,718	5,270
Distributions paid to noncontrolling interests, net (b)	(1,814)	(1,740)
Changes in working capital (c)	1,087	3,232

Adjusted cash flow from operating activities	$46,307	$47,226

Adjusted cash flow per share	$0.54	$0.54

Distributions declared per share	$0.3997	$0.3957

Payout ratio (distributions per share/adjusted cash flow per share)	74%	73%

Weighted average shares outstanding	86,444,481	87,721,704

(a)	To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow provided by operating activities to record such amounts in the period in which the item was actually recognized. We also exclude the impact of escrow funds, as more often than not these funds are released to the lender.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash flow from operating activities (as computed in accordance with GAAP) adjusted, where applicable, primarily to: add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity income; subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate; and eliminate changes in working capital. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash flow provided by operating activities to reflect these actual cash receipts and cash payments as well as eliminating the effect of timing differences between the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized, may give investors additional information about our actual cash flow that is not incorporated in cash flow from operating activities as defined by GAAP.
We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations as it gives investors important information about our liquidity that is not provided within cash flow from operating activities as defined by GAAP, and we use this measure when evaluating distributions to shareholders.

Corporate Property Associates 14 Incorporated
Portfolio Diversification as of June 30, 2010 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands)

		Percentage of Total
Tenant/Lease Guarantor	Annualized Rent	Annualized Rent
Carrefour France, SAS (a)	$17,561	10%
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	10,513	6%
Advanced Micro Devices, Inc.	7,448	4%
Dick’s Sporting Goods, Inc.	7,215	4%
True Value Company	6,825	4%
Petsmart, Inc.	5,357	3%
Life Time Fitness, Inc.	5,202	3%
Atrium Companies, Inc.	4,980	3%
Tower Automotive Products Co., Inc.	4,629	2%
Katun Corporation	4,524	2%

Total	$74,254	41%

Weighted Average Lease Term for Portfolio: 9.5 years
CPA ®:14 Historical Occupancy

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Percentage of the portfolio’s total pro rata square footage that was subject to lease.

Corporate Property Associates 14 Incorporated
Portfolio Diversification as of June 30, 2010 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

Region	Annualized Rent	Percent
U.S.
East	$42,439	23%
West	35,636	20%
South	35,472	20%
Midwest	35,313	19%

U.S. Total	148,860	82%

International
France	17,561	9%
Germany	10,513	6%
Finland	4,073	2%
The Netherlands	984	1%
United Kingdom	452	0%

International Total	33,583	18%

Total	$182,443	100%

Portfolio Diversification by Geography

Property Type	Annualized Rent	Percent
Industrial	$57,646	32%
Warehouse/Distribution	50,125	27%
Office	28,870	16%
Retail	24,468	13%
Other Properties (a)	21,334	12%

Total	$182,443	100%

Portfolio Diversification by Property Type

(a)	Includes revenue from tenants with the following property types: sports (5.2%), theater (2.5%), self-storage/trucking (2.0%), education (1.6%), and land (0.04%).

Corporate Property Associates 14 Incorporated
Portfolio Diversification as of June 30, 2010 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

	Annualized
Industry Type (a)	Rent	Percent
Retail Trade	$49,932	27%
Electronics	27,640	15%
Construction and Building	16,653	9%
Leisure, Amusement, Entertainment	14,682	8%
Automobile	10,925	6%
Transportation — Cargo	9,266	5%
Business and Commercial Services	8,750	5%
Beverages, Food, and Tobacco	8,056	5%
Chemicals, Plastics, Rubber, and Glass	5,645	3%
Consumer Non-durable Goods	5,404	3%
Machinery	4,491	3%
Healthcare, Education and Childcare	4,473	3%
Media: Printing and Publishing	3,882	2%
Mining, Metals, and Primary Metal Industries	2,502	1%
Buildings and Real Estate	2,437	1%
Aerospace and Defense	1,904	1%
Consumer and Durable Goods	1,899	1%
Forest Products and Paper	1,418	1%
Other (b)	2,484	1%

Total	$182,443	100%

(a)	Based on the Moody’s Investors Service, Inc. classification system and information provided by the tenant.

(b)	Includes revenue from tenants in the following industries: transportation — personal (0.7%), grocery (0.5%), and banking (0.1%).